                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)  _____

                           First Union National Bank
              (Exact name of trustee as specified in its charter)

                            United States of America
  (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                   22-1147033
                    (I.R.S. Employer Identification Number)

                                One First Union
                            301 South College Street
                           Charlotte, North Carolina
                    (Address of principal executive offices)

                                     28288
                                   (Zip code)

                                 Rhonda Caraway
                           First Union National Bank
                       Corporate Trust Department FL0122
                         225 Water Street, Third Floor
                          Jacksonville, Florida 32202
                                 (904)361-5581
           (Name, address and telephone number of agent for service)

                             Regency Centers, L.P.
              (Exact name of obligor as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   59-3429602
                      (I.R.S. Employer Identification No.)

                            121 West Forsyth Street
                                   Suite 200
                             Jacksonville, Florida
                                 (904) 356-7000
                    (Address of principal executive offices)

                                     32202
                                   (Zip code)

                             Regency Centers, L.P.
                             7-1/8% Notes Due 2005
                      (Title of the indenture securities)

I.   GENERAL INFORMATION.  Furnish the following information as to the trustee:

          a. Name and address of each examining or supervising authority to which it is subject.

     NAME                                ADDRESS

Board of Governors of the Federal   Washington, D.C.
Reserve System

Comptroller of the Currency         Washington, D.C.

Federal Deposit Insurance           Washington, D.C.
Corporation



          b.   Whether it is authorized to exercise corporate trust powers.

     The Trustee is authorized to exercise corporate trust powers.

     1. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

     The obligor is not an affiliate of the trustee.  (See Note 1 on page 6.)

     2. VOTING SECURITIES OF THE TRUSTEE. Furnish the following information as to each class of voting securities of the trustee:

     As of January 7, 1999    (Insert date within 31 days).
           ---------------

          COL. A                           COL. B
          TITLE OF CLASS                   AMOUNT OUTSTANDING

          Common Stock                     990,800,000

          (See Note 1 on page 6.)

     3. TRUSTEESHIPS UNDER OTHER INDENTURES. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          a. Title of the securities outstanding under each such other indenture.

          Not Applicable.

          b. A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          Not Applicable.

     4. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     Not Applicable - see answer to Item 13.

     5. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

     As of ________________ (Insert date within 31 days).

                                              COL. D
                                COL. C        PERCENTAGE OF VOTING SECURITIES
COL. A          COL. B          AMOUNT OWNED  REPRESENTED BY AMOUNT GIVEN
NAME OF OWNER   TITLE OF CLASS  BENEFICIALLY  IN COL. C

     Not Applicable - see answer to Item 13.


     6. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

     As of __________________ (Insert date within 31 days).

                                              COL. D
                                COL. C        PERCENTAGE OF VOTING SECURITIES
COL. A          COL. B          AMOUNT OWNED  REPRESENTED BY AMOUNT GIVEN
NAME OF OWNER   TITLE OF CLASS  BENEFICIALLY  IN COL. C

     Not Applicable - see answer to Item 13.




     7. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

     As of __________________ (Insert date within 31 days).

                                          COL. C
                                          AMOUNT OWNED            COL. D
                  COL. B                  BENEFICIALLY OR         PERCENT OF CLASS
                  WHETHER THE SECURITIES  HELD AS COLLATERAL      REPRESENTED BY
COL. A            ARE VOTING OR           SECURITY FOR            AMOUNT GIVEN
TITLE OF CLASS    NONVOTING SECURITIES    OBLIGATIONS IN DEFAULT  IN COL. C

     Not Applicable - see answer to Item 13.



     8. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE. If the trustee owns beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

     As of _________________ (Insert date within 31 days).

                                   COL. C                     COL. D
                                   AMOUNT OWNED BENEFICIALLY  PERCENT OF CLASS
COL. A                COL. B       OR HELD AS COLLATERAL      REPRESENTED BY
TITLE OF ISSUER       AMOUNT       SECURITY FOR OBLIGATIONS   AMOUNT GIVEN
AND TITLE OF CLASS    OUTSTANDING  IN DEFAULT BY TRUSTEE      IN COL. C

     Not Applicable - see answer to Item 13.



     9. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

     As of __________________ (Insert date within 31 days).

                                   COL. C                     COL. D
                                   AMOUNT OWNED BENEFICIALLY  PERCENT OF CLASS
COL. A                COL. B       OR HELD AS COLLATERAL      REPRESENTED BY
TITLE OF ISSUER       AMOUNT       SECURITY FOR OBLIGATIONS   AMOUNT GIVEN
AND TITLE OF CLASS    OUTSTANDING  IN DEFAULT BY TRUSTEE      IN COL. C

     Not Applicable - see answer to Item 13.



     10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

     As of __________________ (Insert date within 31 days).

                                   COL. C                     COL. D
                                   AMOUNT OWNED BENEFICIALLY  PERCENT OF CLASS
COL. A                COL. B       OR HELD AS COLLATERAL      REPRESENTED BY
TITLE OF ISSUER       AMOUNT       SECURITY FOR OBLIGATIONS   AMOUNT GIVEN
AND TITLE OF CLASS    OUTSTANDING  IN DEFAULT BY TRUSTEE      IN COL. C

     Not Applicable - See answer to Item 13.



     11. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

     As of __________________ (Insert date within 31 days).

COL. A                      COL. B                 COL. C
NATURE OF INDEBTEDNESS      AMOUNT OUTSTANDING     DATE DUE

     Not Applicable - See answer to Item 13.

     12.  DEFAULTS BY THE OBLIGOR.

          a. State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     None.

          b. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     None.

     13. AFFILIATIONS WITH THE UNDERWRITERS. If any underwriter is an affiliate of the trustee, describe each such affiliation.

     Not Applicable.

     14. FOREIGN TRUSTEE. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     Not Applicable.

     15. LIST OF EXHIBITS. List below all exhibits filed as a part of this statement of eligibility.

          1. Articles of Association of First Union National Bank as now in effect.*

          2.   Certificate of Authority of the trustee to commence business.*

          3. Copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   Existing bylaws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.
________________________

     * Previously filed with the Securities and Exchange Commission on March 20, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-24773 and incorporated herein by reference.

                                     NOTES:

     Note 1: The trustee is a subsidiary of First Union Corporation, a bank holding company; all of the voting securities of the trustee are held by First Union Corporation. The voting securities of First Union Corporation are described in Item 3.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, First Union National Bank, a national banking association [state form of organization] organized and existing under the laws of the United States of
                                                          --------------------
America, has duly caused this statement of eligibility to be signed on its
-------
behalf by the undersigned, thereunto duly authorized, all in the city of

Jacksonville, and State [or other jurisdiction] of Florida, on the   8th  day of
------------                                       -------         ------
January   , 1999.
----------  ----

                         FIRST UNION NATIONAL BANK
                                         (Trustee)


                         By:       /s/ Rhonda Caraway
                             --------------------------------
                               Rhonda Caraway, Trust Officer
                                     (Name and Title)

                                   EXHIBIT 6


     First Union National Bank, pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended (the "Act") in connection with the proposed issuance by Regency Centers, L.P. of its 7-1/8% Notes due 2005 hereby consents that reports of examination by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor, as contemplated by Section 321(b) of the Act.

Dated: January 8, 1999

                                FIRST UNION NATIONAL BANK



                                By: /s/ Rhonda Caraway
                                    ------------------
                                    Rhonda Caraway, Trust Officer

                              REPORT OF CONDITION                      EXHIBIT 7

Legal Title of Bank:   First Union National Bank
Address:               Two First Union Center
City, State, Zip:      Charlotte, NC 28288-0201
FDIC Certificate No.:  33869

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998

SCHEDULE RC--BALANCE SHEET

                                     ASSETS
              Thousand of Dollars
              -------------------
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin........ 10,212,563
  Interest-bearing balances.................................  1,529,435
Securities.................................................. //////////
  Held-to-maturity securities...............................  1,994,665
  Available-for-sale securities............................. 37,427,525
Federal funds sold and securities purchased under agreements //////////
  to resell.................................................  7,551,730
Loans and lease financing receivables:
Loan and leases, net of unearned income......133,841,290
LESS: Allowance for loan and lease losses.......1,856,548
LESS: Allocated transfer risk reserve.................0
Loans and leases, net of unearned income, allowance, and
  reserve................................................... 131,984,742
Assets held in trading accounts.............................   8,349,640
Premises and fixed assets (including capitalized leases)....   3,208,660
Other real estate owned.....................................     127,757
Investment in unconsolidated subsidiaries and associated      //////////
  companies.................................................     351,648
Customer's liability to this bank on acceptances
  outstanding...............................................   1,026,154
Intangible assets...........................................   5,215,196
Other assets................................................   9,099,122
Total assets................................................ 218,078,837

                                  LIABILITIES
Deposits:
     In domestic offices.................................... 131,541,691
       Noninterest-bearing.......................23,997,063
       Interest-bearing.........................107,544,628
     In foreign offices, Edge and Agreement subsidiaries,
       and IBFs.............................................   8,708,735
       Noninterest-bearing..........................400,989
       Interest-bearing...........................8,307,746
Federal funds purchased and securities sold under agreements  //////////
  to repurchase.............................................  24,903,299
Demand notes issued to the U.S. Treasury....................     772,252
Trading liabilities.........................................   6,496,578
Other borrowed money:.......................................   /////////
With a remaining maturity of one year or less...............  11,928,951
With a remaining maturity of one year through three years...   1,260,353
With a remaining maturity of more than three years..........     775,219
Not Applicable                                                  ////////
Bank's liability on acceptances executed and outstanding....   1,036,587
Subordinated notes and debentures...........................   3,501,546
Other liabilities...........................................   9,211,139
Total liabilities........................................... 200,136,350


                              EQUITY CAPITAL

Perpetual preferred stock and related surplus...............     160,540
Common Stock................................................     454,543
Surplus.....................................................  13,206,354

Undivided profits and capital reserves......................   3,553,449
Net unrealized holding gains (losses) on available-for-sale    /////////
  securities................................................     572,731
Cumulative foreign currency translation adjustments.........      (5,130)
Total equity capital........................................  17,942,487
Total liabilities and equity capital........................ 218,078,837